Exhibit 3.21

CERTIFICATE OF MERGER

OF

RF MICRO DEVICES, INC.

INTO

TRIQUINT SEMICONDUCTOR, INC.

Under Sections 55-11-05(a) and 55-11-07(a) of the North Carolina General Statutes and Section 252 of the General Corporation Law of the State of Delaware

TriQuint Semiconductor, Inc. hereby certifies that:

1.	The name and state of incorporation of each of the constituent corporations are:

(a) TriQuint Semiconductor, Inc., a Delaware corporation; and

(b) RF Micro Devices, Inc., a North Carolina corporation.

2.	An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Sections 55-11-01, 55-11-03, 55-11-05(a) and 55-11-07(a) of the North Carolina General Statutes and Section 252(c)(2) of the General Corporation Law of the State of Delaware.

3.	The name of the surviving corporation is TriQuint Semiconductor, Inc.

4.	The certificate of incorporation of the surviving corporation shall be amended by deleting Article I thereof and replacing such Article I with the following:

“The name of this Corporation is: Qorvo US, Inc.”

Other than the above-described amendment, the Certificate of Incorporation of the surviving entity shall be that of the surviving entity immediately following the merger in all respects.

5.	The executed Agreement and Plan of Merger is on file at the surviving corporation’s offices located at 2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124.

6.	A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

7.	RF Micro Devices, Inc. is authorized to issue 1,000 shares of common stock, no par value per share.

8.	This Certificate of Merger shall be effective at 12:01 a.m., Eastern Time, on May 2, 2016.

IN WITNESS WHEREOF, TriQuint Semiconductor, Inc. has caused this certificate to be signed by an authorized officer on March 30, 2016.

TRIQUINT SEMICONDUCTOR, INC.

By:	/s/ Robert A. Bruggeworth
Robert A. Bruggeworth, President

[Signature Page to Certificate of Merger

(TriQuint Semiconductor, Inc./RF Micro Devices, Inc.)]